UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2012

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (919) 859-1302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2012, the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”) elected Nancy J. Hutson, Ph.D., to the Company’s Board of Directors effective January 20, 2012. The Company issued a news release reporting this matter on January 19, 2012, and a copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company’s Board of Directors has not yet appointed Ms. Hutson to serve on any of its committees.

Pursuant to the Company’s Stock Incentive Plan, Ms. Hutson will receive an automatic grant of 8,333 stock options upon joining the Board of Directors, and will be entitled to a grant of 15,000 stock options after each annual stockholders’ meeting. Ms. Hutson will receive compensation consistent with the Company’s director compensation policy as described in the Company’s proxy statement for its 2011 annual meeting of stockholders.

Item 7.01	Regulation FD Disclosure

The information furnished on Exhibit 99.1 is incorporated by reference under this Item 7.01 as if fully set forth herein.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated January 19, 2012 entitled “Nancy Hutson Appointed to BioCryst’s Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

By:	/s/ Alane Barnes
	Name:	Alane Barnes
	Title:	General Counsel, Corporate Secretary

Date: January 20, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated January 19, 2012 entitled “Nancy Hutson Appointed to BioCryst’s Board of Directors”